Exhibit 1.1

Execution Version

EnLink Midstream, LLC

5.375% Senior Notes due 2029
Underwriting Agreement

April 4, 2019

To the Representatives named
in Schedule I hereto of the
several Underwriters named
in Schedule II hereto

Ladies and Gentlemen:

EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $500,000,000 aggregate principal amount of its 5.375% Senior Notes due 2029 (the “Notes”).

The Notes will be issued under the indenture (the “Base Indenture”) to be dated as of April 9, 2019, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture (the Base Indenture, as so supplemented, the “Indenture”) to be dated as of April 9, 2019, among the Company, EnLink Midstream Partners, LP, a Delaware limited partnership (the “Guarantor” and, together with the Company, the “Company Parties”), and the Trustee, and will be guaranteed on an unsecured senior basis by the Guarantor (the “Guarantee” and, together with the Notes, the “Securities”).

To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 20 hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

The direct and indirect subsidiaries of the Company listed under the caption “Operating Subsidiaries” on Schedule III hereto are hereinafter collectively referred to as the “Operating Subsidiaries.”  The Company, EnLink Midstream Manager, LLC, a Delaware

limited liability company and the managing member of the Company (the “Managing Member”), and the Operating Subsidiaries are hereinafter collectively referred to as the “Company Entities.”

1.             Representations and Warranties.  The Company Parties, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)           The Company Parties meet the requirements for use of Form S-3 under the Act, and the Company has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-229806), as amended by the Post-Effective Amendment No. 1, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company Parties may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company Parties will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)           On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects to the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Closing Date, the Indenture will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each of the Company Parties makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)           (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company Parties by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time any Company Party or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company Parties agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)           (i) At the earliest time after the filing of the Registration Statement that the Company Parties or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), each of the Company Parties was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that each of the Company Parties be considered an Ineligible Issuer.

(f)            Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company Parties by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)           The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(h)           Each of the Company Entities has been duly organized or formed and is validly existing as a limited liability company or limited partnership, as applicable, in good standing under the laws of the jurisdiction set forth opposite its name in Schedule III hereto with full power and authority to own or lease its properties and to conduct its business in all material respects, in each case as described in the Disclosure Package and the Final Prospectus. Each of the Company Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to register or qualify would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company Entities, taken as a whole (“Material Adverse Effect”).

(i)            The Managing Member has all necessary limited liability company power and authority to act as managing member of the Company.

(j)            EnLink Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), has all necessary limited liability company power and authority to act as general partner of the Guarantor. EnLink Midstream Operating GP, LLC, a Delaware limited liability company (the “Operating GP”), has all necessary limited liability company power and authority to act as general partner of EnLink Midstream Operating, LP, a Delaware limited partnership (the “Operating Partnership”).

(k)           The Managing Member is the sole managing member of the Company.  As of the date hereof, the Managing Member has a non-economic managing member interest in the Company; such managing member interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Operating Agreement of the Company dated as of January 25, 2019 (as amended to date, the “Company Agreement”); and the Managing Member owns its managing member interest free and clear of all liens, encumbrances, security interests, or claims (collectively, “Liens”), except restrictions on transferability contained in Section 4.7 of the Company Agreement or as described in the Disclosure Package and the Final Prospectus.

(l)            As of the date hereof, the issued and outstanding limited liability company interests of the Company consist of (i) 487,160,080 common units representing limited liability company interests in the Company (the “Common Units”) and (ii) 59,154,779 Class C Common Units representing limited liability company interests in the Company (the “Class C Common Units”).  All outstanding Common Units, Class C Common Units, and the limited liability company interests represented thereby have been duly authorized and validly issued in accordance with the Company Agreement and are fully paid (to the extent required under the Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)).

(m)          The General Partner is the sole general partner of the Guarantor.  As of the date hereof, the General Partner owns 100.0% of the general partner interest in the Guarantor; such general partner interest has been duly authorized and validly issued in accordance with the Tenth Amended and Restated Agreement of Limited Partnership of the Guarantor dated as of January 25, 2019 (the “Partnership Agreement”); and the General Partner owns its general partner interest free and clear of all Liens, except restrictions on transferability contained in Section 4.6 of the Partnership Agreement or as described in the Disclosure Package and the Final Prospectus.

(n)           As of the date hereof, the issued and outstanding limited partner interests of the Guarantor consist of (i) 144,535,672 common units representing limited partner interests in the Guarantor (the “Guarantor Common Units”), (ii) 59,154,779 Series B Cumulative Convertible Preferred Units representing limited partner interests in the Guarantor (the “Series B Preferred Units”), and (iii) 400,000 Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Guarantor (the “Series C Preferred Units”).  All outstanding Guarantor Common Units, Series B Preferred Units, and Series C Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(o)           As of the date hereof, GIP III Stetson I, L.P., a Delaware limited partnership, owns, directly or indirectly, 108,859,690 Common Units and GIP III Stetson II, L.P., a Delaware limited partnership, owns directly or indirectly, 115,495,669 Common Units.

(p)           All of the issued and outstanding equity interests of each Operating Subsidiary (i) have been duly authorized and validly issued in accordance with the limited partnership agreement or limited liability company agreement (collectively, the “Operative Agreements”) and the certificate of limited partnership, formation, or conversion, or other similar organizational document (in each case as in effect on the date hereof and as the same may be amended or restated on or prior to the Closing Date) (collectively with the Operative Agreements, the “Organizational Documents”), as applicable, of such Operating Subsidiary, are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Operating Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 153.102, 153.202, and 153.210 of the Texas Business Organizations Code (the “TBOC”), as applicable), and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens, except restrictions on transferability as described in the Disclosure Package and the Final Prospectus or as otherwise contained in the Organizational Documents.

(q)           The Company owns (i) 100% of the issued and outstanding common units representing limited partnership interests in the Guarantor and (ii) 100% of the membership interests of the General Partner.

(r)            The Guarantor owns 100% of the issued and outstanding membership interests in the Operating GP.

(s)            The Guarantor is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership and the Operating GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership.

(t)            The Operating Partnership owns 100% of the issued and outstanding membership interests in EnLink Energy GP, LLC, a Delaware limited liability company (“EnLink Energy GP”).  EnLink Energy GP is the sole general partner of EnLink Oklahoma Gas Processing, LP, a Delaware limited partnership (“EnLink Oklahoma”).

(u)           As of the date hereof, the Company has no direct or indirect subsidiaries other than the Operating Subsidiaries that would be deemed a “significant subsidiary” as such term is defined in Rule 405 (assuming, for purposes of this paragraph, that the conditions described in such definition are determined as of the date hereof).

(v)           The Company Parties have all requisite power and authority to issue, sell, and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement.  All limited liability company action required to be taken by the Company or any of its members and all limited partnership action required to be taken by the Guarantor or any of its partners for the authorization, issuance, sale, and delivery of the Securities and the consummation of the transactions contemplated by this Agreement and the Indenture shall have been validly taken. This Agreement has been duly and validly authorized, executed, and delivered by each of the Company Parties.

(w)          The Operative Agreements of the Company, the Managing Member, the Guarantor, and the General Partner, as applicable, have been duly authorized, executed, and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to such agreements, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties, and indemnification and contribution and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(x)           The Notes have been duly authorized by the Company for issuance and sale to the Underwriters as part of the Securities pursuant to this Agreement and, when executed by the Company, authenticated by the Trustee in accordance with the Indenture, and delivered against payment of the purchase price therefor as provided in this

Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforceability thereof may be limited by the Enforceability Exceptions.

(y)           The Guarantee has been duly authorized by the Guarantor for issuance and sale to the Underwriters as part of the Securities pursuant to this Agreement and, when the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantee will constitute a valid and legally binding agreement of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, except as enforceability thereof may be limited by the Enforceability Exceptions.

(z)           The Indenture and the Securities, when issued and delivered against payment therefor as provided herein and in the Indenture, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package, and the Final Prospectus.

(aa)         The execution and delivery of, and the performance by the Company of its obligations under, the Indenture have been duly and validly authorized by the Company. The Indenture has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution, and delivery of the Indenture by the Trustee, when executed and delivered by the parties thereto, the Indenture will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by the Enforceability Exceptions.

(bb)         None of the offering, issuance, and sale by the Company Parties of the Securities, the execution, delivery, and performance of this Agreement by the Company Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Company Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, or regulation or any order, judgment, decree, or injunction of any court or governmental agency or body directed to any of the Company Entities or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities, which conflicts, breaches, violations, defaults, or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of the Company to perform its obligations under this Agreement.

(cc)         No permit, consent, approval, authorization, order, registration, filing, or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Company Entities or any of their respective properties is required in connection with the offering, issuance, and sale by the Company Parties of the Securities, the execution, delivery, and performance of this Agreement by the Company Parties, or the consummation by the Company Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Act, the Exchange Act, and state securities or “Blue Sky” laws, (ii) for such consents required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) for such consents that have been, or prior to the Closing Date will be, obtained, or (iv) as disclosed in the Disclosure Package and the Final Prospectus.

(dd)         None of the Company Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order, or decree, except as disclosed in the Disclosure Package and the Final Prospectus.  Except as disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which such information is given in the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), (i) none of the Company Entities has incurred any liability or obligation, indirect, direct, or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Company Entities, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company Entities, and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or otherwise), partners’ capital, members’ equity, net worth or results of operations of the Company Entities.

(ee)         The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations, and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent described therein.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus that are not included or incorporated by reference as required.  The Company Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Disclosure Package and the Final Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Act) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ff)          KPMG LLP, who have certified certain financial statements of (i) the Company and its consolidated subsidiaries and (ii) the Guarantor and its consolidated subsidiaries, and have audited the effectiveness of each of the Company Parties’ internal control over financial reporting and expressed an unqualified opinion on management’s assessment thereof, whose reports appear in the Disclosure Package and the Final Prospectus or are incorporated by reference therein and who have delivered the initial letters referred to in Section 6(e) hereof, are independent public accountants as required by the Act.

(gg)         The Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package and the Final Prospectus as owned by the Operating Subsidiaries, free and clear of all Liens, except (i) as described, and subject to limitations contained, in the Disclosure Package and Final Prospectus or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Final Prospectus.

(hh)         The Company Entities maintain insurance covering the properties, operations, personnel, and businesses of the Company Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the Company Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(ii)           Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any federal or state court, commission, arbitrator, or governmental or regulatory agency, body, or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Company Entities is or may be a party or to which the business or property of any of the Company Entities is or may be subject, (ii) no statute, rule, regulation, or order that has been enacted, adopted, or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order, or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Company Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities, or (C) in any manner draw into question the validity of this Agreement.

(jj)           There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases, or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

(kk)         No material labor disturbance by the employees of the Company Entities exists or, to the knowledge of the Company, is threatened or imminent.

(ll)           Each of the Company Entities has filed (or has obtained extensions with respect to) all material federal, state, and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

(mm)      None of the Company Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative, or governmental rule or regulation applicable to it or of any order, judgment, decree, or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or any other evidence of indebtedness or in any agreement, indenture, lease, or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of the Company to perform its obligations under this Agreement.  To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of the Company Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default, or violation would, if continued, have a Material Adverse Effect.

(nn)         None of the Company Entities is now, and after giving effect to the sale of the Securities to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” none of the Company Entities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(oo)         Each of the Company Entities (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(pp)         (i) Each of the Company Parties has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the applicable Company Party in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Managing Member or General Partner, as applicable, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(qq)         Since the date of the most recent balance sheet of each of the Company Parties and its respective consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Managing Member, (i) neither Company Party has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of either Company Party and each of its subsidiaries to record, process, summarize, and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of either Company Party and each of its subsidiaries, and (ii) there have been no changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(rr)           None of the Company Entities nor, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company Entities (in their capacity as directors, officers, agents, employees or affiliates) has (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (ii) made an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made, offered, agreed, or requested any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit.

(ss)          The operations of the Company Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company Entities, threatened.

(tt)           None of the Company Entities nor, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company Entities (in their capacity as directors, officers, agents, employees, or affiliates) is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor are the Company Entities located, organized, or resident in a country or territory that is the subject  or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and Crimea (each, a “Sanctioned Country”); and the Company Parties will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor, or otherwise) of Sanctions.

(uu)         The Managing Member’s and the General Partner’s officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(vv)         None of the Company Entities has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company Parties to facilitate the sale or resale of the Securities in violation of any law, rule, or regulation.

(ww)       Other than the compensation pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from either Company Party any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xx)         Except as described in the Disclosure Package and the Final Prospectus, no Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Operating Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Operating Subsidiary from the Company or from transferring any of such Operating Subsidiary’s property or assets to the Company or any other Operating Subsidiary.

(yy)         Each of the Company Entities has such permits, consents, licenses, franchises, certificates, and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus, and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(zz)         Each of the Company Entities has such consents, easements, rights-of-way, permits, or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, except for (i) qualifications, reservations, and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, each of the Company Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations, and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Company Entities, taken as a whole.

(aaa)      The Company Entities (i) are in compliance with any and all applicable federal, state, and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste, or substance regulated under or within the meaning of any other Environmental Law.

(bbb)      Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Company Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA, and, if applicable, the qualification requirements under Section 401 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), except where the failure to comply would not have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company Entities, any member of any group of organizations described in Section 414(b), (c), (m), or (o) of the Code with which the Company Entities is treated as a single employer.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained as of the date hereof by the Company Entities or any of their ERISA Affiliates, except for any such occurrence as would not have a Material Adverse Effect.  No “employee benefit plan” established or maintained as of the date hereof by the Company Entities or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) except for such liabilities as would not have a Material Adverse Effect.  With respect to any “employee benefit plan” established, maintained or contributed to as of the date hereof by the Company Entities or any of their ERISA Affiliates, neither the Company Entities, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any such “employee benefit plan” or (ii) Sections 412, 4971, 4975, or 4980B of the Code except for such liability as would not have a Material Adverse Effect.

Any certificate signed by any officer of the Managing Member or the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company Parties, as applicable, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.             Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company Parties or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company Parties by wire transfer payable in same-day funds to an account specified by the Company Parties.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.             Agreements.  Each of the Company Parties agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, neither the Company nor the Guarantor will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company Parties have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company Parties will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company Parties of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company Parties will use their reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           The Company Parties will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule V hereto and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)           If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)           The Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)            The Company Parties will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)           The Company Parties will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall either Company Party be obligated to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(h)           The Company Parties agree that, unless they have or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company Parties that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)            Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company Parties to facilitate the sale or resale of the Securities.

(j)            The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its respective obligations hereunder.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company Parties contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company Parties made in any certificates pursuant to the provisions hereof, to the performance by the Company Parties of their obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company Parties pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company Parties shall have requested and caused Baker Botts L.L.P., counsel for the Company Parties, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, with respect to such matters as are reasonably satisfactory to the Representatives.

(c)           The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)           The Company Parties shall have furnished to the Representatives a certificate of the Managing Member and the General Partner, signed by the President or the Chief Financial Officer of the Managing Member and the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company Parties have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such officer, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e)           The Company Parties shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s and Guarantor’s financial statements and certain Company and Guarantor financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(f)            Except as set forth in the Disclosure Package and the Final Prospectus, (i) none of the Company Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus exclusive of any amendment or supplement thereto after the date hereof, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or long-term debt of any of the Company Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Company Entities taken as a whole the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the

Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or the Guarantor’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)           Prior to the Closing Date, the Company Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

All opinions, letters and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to clause (i) of Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.

(a)           The Company Parties agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 who has participated in the distribution of Securities as underwriters against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto or any “road show” as defined in Rule 433(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company Parties may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of the Managing Member’s directors, officers and employees, each person who controls the Company within the meaning of either the Act or the Exchange Act, each of the General Partner’s directors, officers and employees and each person who controls the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting” (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances and (C) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above except to the extent it has been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to participate in any such claim or action and, to the extent that it wishes, to assume the defense thereof through the appointment of counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  In no event shall such the indemnifying party be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company Parties within the meaning of either the Act or the Exchange Act, each officer of the Managing Member who shall have signed the Registration Statement, each officer of the General Partner who shall have signed the Registration Statement, each director of the Managing Member and each director of the General Partner shall have the same rights to contribution as the Company Parties, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company Parties.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common units shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or the officers of the Managing Member, of the Guarantor or the officers of the General Partner and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Guarantor or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, shall be mailed, delivered, or telefaxed:

(a)           if to RBC Capital Markets, LLC, at the offices of RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management Group (Facsimile: (212) 428-6308);

(b)           if to BMO Capital Markets Corp., at the offices of BMO Capital Markets Corp., 3 Times Square, New York, NY 10036, Attention: Legal Department, Facsimile: (212) 702-1205;

(c)           if to SunTrust Robinson Humphrey, Inc., at the offices of SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326 (Facsimile: (404) 926-5027);

(d)           if to Wells Fargo Securities, LLC, at the offices of Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Leveraged Syndicate (Facsimile: (704) 410-4874, with such facsimile to be confirmed by telephone to (704) 410-4885);

(e)           if to the Company, at the offices of EnLink Midstream, LLC, 1722 Routh Street, Suite 1300, Dallas, Texas 75201, Attention: General Counsel, Facsimile: (214) 721-9299; and

(f)            if to the Guarantor, at the offices of EnLink Midstream Partners, LP, 2501 Cedar Springs Road, Dallas, Texas 75201, Attention: General Counsel, Facsimile: (214) 721-9299.

13.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.          No Fiduciary Duty. The Company Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company Parties, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company Parties and (c) the Company Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company Parties on related or other matters).  The Company Parties agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company Parties, in connection with such transaction or the process leading thereto.

15.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor, and the Underwriters, or any of them, with respect to the subject matter hereof.

16.          Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.          Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.          Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.          Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus, together with the documents incorporated by reference therein, referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, documents incorporated by reference therein and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

(Signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor, and the several Underwriters.

Very truly yours,

Issuer:

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its managing member

By:	/s/ Eric D. Batchelder
Name:	Eric D. Batchelder
Title:	Executive Vice President and
Chief Financial Officer

Guarantor:

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its general partner

By:	/s/ Eric D. Batchelder
Name:	Eric D. Batchelder
Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

BMO Capital Markets Corp.

By:	/s/ Mark Spadaccini
	Name:	Mark Spadaccini
	Title:	Managing Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ Robert Nordlinger
	Name:	Robert Nordlinger
	Title:	Director

Wells Fargo Securities, LLC

By:	/s/ Jeff Gore
	Name:	Jeff Gore
	Title:	Managing Director

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriting Agreement dated April 4, 2019

Representative(s):  RBC Capital Markets, LLC, BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

Title:	5.375% Senior Notes due 2029

Principal amount:	$500,000,000

Purchase price (includes accrued interest or amortization, if any):	$496,750,000

Closing Date, Time, and Location:  April 9, 2019 at 10:00 a.m. at Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
RBC Capital Markets, LLC	$85,000,000
BMO Capital Markets Corp.	75,000,000
SunTrust Robinson Humphrey, Inc.	75,000,000
Wells Fargo Securities, LLC	75,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	23,750,000
J.P. Morgan Securities LLC	23,750,000
Morgan Stanley & Co. LLC	23,750,000
PNC Capital Markets LLC	23,750,000
Regions Securities LLC	23,750,000
Scotia Capital (USA) Inc.	23,750,000
TD Securities (USA) LLC	23,750,000
U.S. Bancorp Investments, Inc.	23,750,000
Total	$500,000,000

SCHEDULE III

Operating Subsidiaries

Entity	Jurisdiction of Formation
EnLink Midstream Partners, LP	Delaware
EnLink Midstream GP, LLC	Delaware
EnLink Midstream Operating, LP	Delaware
EnLink Midstream Holdings, LP	Delaware
EnLink Midstream Services, LLC	Texas
EnLink NGL Pipeline, LP	Texas
EnLink North Texas Gathering, LP	Texas
EnLink Oklahoma Gas Processing, LP	Delaware
TOM-STACK, LLC	Delaware

Other Company Entities

Entity	Jurisdiction of Formation
EnLink Midstream, LLC	Delaware
EnLink Midstream Manager, LLC	Delaware

SCHEDULE IV

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

Free writing prospectus filed with the Commission on April 4, 2019.

SCHEDULE V

Filed pursuant to Rule 433

Issuer Free Writing Prospectus dated April 4, 2019

Relating to Preliminary Prospectus Supplement dated April 4, 2019

Registration No. 333-229806

ENLINK MIDSTREAM, LLC

5.375% SENIOR NOTES DUE 2029

Pricing Term Sheet

Issuer:	EnLink Midstream, LLC

Guarantor:	EnLink Midstream Partners, LP

Security Type:	Senior Unsecured Notes

Maturity Date:	June 1, 2029

Principal Amount:	$500,000,000

Net Proceeds (After Estimated Expenses):	$496,450,000

Ratings*:	Ba1 (Moody’s) BB+ (S&P) BBB- (Fitch)

Pricing Date:	April 4, 2019

Settlement Date:

April 9, 2019 (T+3)

The issuer expects that delivery of the notes will be made against payment therefor on or about April 9, 2019, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Reoffer Yield:	5.375%

Coupon:	5.375%

Public Offering Price:	100.000% of the principal amount

Optional Redemption:

Make-Whole Call:	T + 50 bps prior to March 1, 2029

Call at Par:	On or after March 1, 2029

Interest Payment Dates:	June 1 and December 1, beginning December 1, 2019

CUSIP / ISIN:	29336T AA8 / US29336TAA88

Joint Book-Running Managers:

RBC Capital Markets, LLC
BMO Capital Markets Corp.
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
PNC Capital Markets LLC
Regions Securities LLC
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

*Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a base prospectus and a prospectus supplement), as amended, with the U.S. Securities and Exchange Commission, or the SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus supplement for this offering, the base prospectus in that registration statement, and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC’s online database (EDGAR) on the SEC web site at http://www.sec.gov.  Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to send you the base prospectus and prospectus supplement if you request them by contacting RBC Capital Markets, LLC at (866) 375-6829, BMO Capital Markets Corp. at (866) 864-7760, SunTrust Robinson Humphrey, Inc. at (800) 685-4786, or Wells Fargo Securities, LLC at (800) 645-9751.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.